Exhibit 1.1
November 8, 2007
William Blair & Company, L.L.C.
   Allen & Company LLC
          Needham & Company, LLC
               Merriman Curhan Ford & Co.
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606
Ladies and Gentlemen:
     Cardica, Inc. (“Company”) proposes to issue and sell 1,500,000 shares of its authorized but unissued common stock, $0.001 par value per share (“Common Stock”), and Guidant Investment Corporation (the “Selling Stockholder”) proposes to sell 2,579,795 shares of the Company’s issued and outstanding Common Stock to the several underwriters named in Schedule I as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. Collectively, such total of 4,079,795 shares of Common Stock proposed to be sold by the Company and the Selling Stockholder is hereinafter referred to as the “Firm Shares.” In addition, the Company proposes to grant to the Underwriters an option to purchase up to 611,969 additional shares of Common Stock (“Option Shares”) as provided in Section 2 hereof. The Firm Shares and, the Option Shares, are hereinafter collectively referred to as the “Shares.”
     You have advised the Company and the Selling Stockholder that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable and after the Pricing Agreement, hereinafter defined, has been executed and delivered.
     Prior to the public offering and purchase of the Shares by the several Underwriters, the Company, the Selling Stockholder and William Blair & Company, L.L.C. (the “Representative”), acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (“Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this underwriting agreement (this “Agreement”), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.
     The Company and the Selling Stockholder each hereby confirm their agreements with the Underwriters as follows:
     1. (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time (as defined below), as of the First Closing Date (as defined below), and as of the Second Closing Date (as defined below) (if any), and agrees with each of the Underwriters, that:
          (i) A registration statement on Form S-3 (File No. 333-146708) (the “Initial Registration Statement”) in respect of the Shares has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act” or the “Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) and filed with the Securities and Exchange Commission (the “Commission”); such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including the information incorporated by reference therein, any prospectus supplement relating to the Shares filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial

Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;
          (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and any Preliminary Prospectus, at the date thereof, conformed, in all material respects, to the requirements of the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made (a) by an Underwriter through the Representative expressly for use therein or (b) by the Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholder” therein.
          (iii) For the purposes of this Agreement, the “Applicable Time” is 4:10 pm Eastern time on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule III hereto, including the Pricing Information in Schedule III(c), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through the Representative expressly for use therein or (y) by the Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholder” therein;
          (iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through the Representative expressly for use therein or (y) by the Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholder” in the Registration Statement, any Preliminary Prospectus, the

Pricing Prospectus or the Prospectus; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through the Representative expressly for use therein or (y) by the Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholder” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus;
          (v) The Registration Statement conforms, and the Pricing Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and/or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Pricing Prospectus, Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through the Representative expressly for use therein or (y) by the Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholder” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus;
          (vi) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise (in each case) than as set forth or contemplated in the Pricing Prospectus or that would not result in any material adverse effect on the business, financial condition, stockholders’ equity, results of operations, cash flows, management or prospects of the Company (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed or contemplated by the Pricing Prospectus there has not been any material change in the share capital or long term debt of the Company or any material change, in or affecting the financial position, stockholders’ equity or results of operations of the Company otherwise than as set forth or contemplated in the Pricing Prospectus;

          (vii) The Company has good and valid title to all real property and to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially interfere with the use made of such property by the Company or as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company are held by them under valid leases enforceable by the Company;
          (viii) The Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; except to the extent that failure to be so qualified would not have a Material Adverse Effect;
          (ix) The Company has an authorized share capital as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Prospectus and the Prospectus; the holders of the issued share capital of the Company are not entitled to preemptive or other rights to acquire shares of capital stock pursuant to applicable law, the Company’s certificate of incorporation or bylaws or any agreement to which the Company is a party or by which it is bound; except as described in the Pricing Prospectus, as of the dates set forth therein there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of capital stock; and the Company’s outstanding employee stock option plans conform in all material respects to the description contained in the Pricing Prospectus;
          (x) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;
          (xi) This Agreement has been duly authorized, executed and delivered by the Company;
          (xii) All consents, approvals, authorizations, orders, registrations, notifications, certificates, permits, licenses, clearances and qualifications (hereinafter referred to as “Permits”) of or with any court or governmental, regulatory or supranational agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its properties required (A) for the execution and delivery by the Company of this Agreement to be duly and validly authorized; (B) for the consummation by the Company of the transactions contemplated by this Agreement or (C) for the Company to own or lease its properties and conduct its business in the manner described in the Pricing Prospectus and the Prospectus, and, the Company is conducting its business in compliance with all of the Permits, laws, rules and regulations of each jurisdiction in which it conducts its business, including without limitation all applicable rules and regulations of the Food and Drug Administration (the “FDA”), and all applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended and similar foreign laws and regulations) enforced by the FDA or equivalent foreign authorities (except in respect of this subsection (C) for such Permits, the failure to obtain or make which would not have a material adverse effect on the ability of the Company to own or lease its properties or conduct its business as described in the Pricing Prospectus and the Prospectus) have been obtained or made and are in full force and effect, except such Permits as may be required under U.S. state securities or Blue Sky laws or any securities laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the account of the several Underwriters; the Company has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Pricing Prospectus and the Prospectus, the Company has not received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect; and the Company has not have received any Warning Letter, notice of product withdrawal, adverse inspectional findings or other material adverse communications from FDA or a foreign regulatory authority;
          (xiii) The sale and issuance of the Shares to be delivered at each Date of Delivery (as defined below) and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement, and the consummation by the Company of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in any such case, such as would not be reasonably likely to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its properties, except for such violations that are reasonably likely not to have a Material Adverse Effect;
          (xiv) The Company is not (a) in violation of its certificate of incorporation or bylaws or (b) is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that would not be reasonably likely to have a Material Adverse Effect or any material adverse effect on the sale of the Shares or the consummation of the transactions contemplated hereby;
          (xv) The Company has not taken, directly or indirectly, any action which was designed to stabilize or manipulate or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters;
          (xvi) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which individually or in the aggregate is reasonably likely to result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by any Governmental Agency or threatened by others;
          (xvii) The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act). The Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was designed and the Company is not aware of any material weaknesses in its internal control over financial reporting and the Company is not aware that there is, or that there has been, any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting;
          (xviii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting;
          (xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15a-15 of the Exchange Act);
          (xx) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including, without limitation, Section 402 related to loans and Sections 302 and 906;
          (xxi) The Company maintains or is covered by insurance of the type and in the amounts that is customary for its businesses, including, but not limited to, directors’ and officers’ insurance, insurance against accidents, third-party injury or general liability and insurance covering certain real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except where the failure to maintain or be covered by such insurance would not have a Material Adverse Effect;
          (xxii) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder that have not been so filed;
          (xxiii) The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (xxiv) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
          (xxv) Ernst & Young LLP, the accounting firm which has certified the financial statements filed with and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. The financial statements and schedules of the Company, including the notes thereto, filed with and as a part of the Registration Statement, Pricing Prospectus and the Prospectus, accurately and fairly present in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and changes in financial position and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Registration Statement, Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included in the Registration Statement, Pricing Prospectus and the Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein and are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included in the Registration Statement, Pricing Prospectus and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act;
          (xxvi) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby for which the Company has not obtained on or prior to the date hereof an agreement by such holder to waive any right it may have to include its securities in the Registration Statement or participate in the offering to which this Agreement relates; and, except as disclosed in the Pricing Prospectus and the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares;
          (xxvii) The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company except to such extent as would not have a Material Adverse Effect; the Company has made all necessary payroll tax payments and are current and up-to-date; and there is no tax proceeding or action pending or, to the Company’s knowledge, threatened against the Company which, individually or in the aggregate, would have a Material Adverse Effect;
          (xxviii) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as described in the Pricing Prospectus and the Prospectus. Except as disclosed in the Pricing Prospectus and the Prospectus, the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights. Except as disclosed in the Pricing Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property Rights owned or used by the Company, and the Company is not aware of any facts that would form a reasonable basis for any such claim. The Company has not received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, which infringement, misappropriation or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect, and the Company is unaware of any facts, which form a reasonable basis for any such claim. Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Pricing Prospectus and the Prospectus. None of the technology or intellectual property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) or foreign and international patent authorities all patent applications disclosed in the Pricing Prospectus and the Prospectus as owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications. Except as disclosed in the Pricing Prospectus and the Prospectus, to the Company’s knowledge, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable;
          (xxix) To the Company’s knowledge, the human clinical trials, animal studies and other pre-clinical tests conducted by the Company or in which the Company has participated or that are described in the Registration Statement, Pricing Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, Pricing Prospectus and the Prospectus, and such studies and tests conducted on behalf of the Company or that the Company has relied on or intends to rely on in support of regulatory clearance or approval by the FDA or foreign regulatory agencies, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the pre-clinical or clinical study of medical devices as applied to comparable products to those commercialized or being developed by the Company; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, Pricing Prospectus and the Prospectus fairly and accurately present in all material respects such studies, tests and trials, and except as set forth in the Registration Statement, Prospectus and the Pricing Prospectus, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the Registration Statement, Prospectus and Time of Sale Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or modification (other than such modifications as are normal in the regulations or any such modifications which are material and have been disclosed to you) of any animal studies, pre-clinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement, Pricing Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, Pricing Prospectus and the Prospectus. No device that is the subject of a 510(k) clearance or foreign regulatory approval held by or on behalf of the Company has been or is the subject of a recall or product withdrawal, Warning Letter, adverse inspectional findings by regulatory authorities or other material adverse communication from a regulatory authority, except as has been set forth in the Registration Statement, Pricing Prospectus and the Prospectus. No investigational device exemption filed by or on behalf of the Company with the FDA has been terminated by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise delay or suspend, proposed or ongoing clinical investigations conducted or proposed to be conducted by or on behalf of the Company;
          (xxx) To the Company’s knowledge, all the operations of the Company are in compliance with applicable FDA laws and regulations, including current Good Manufacturing Practices promulgated under section 520 of the Food, Drug and Cosmetic Act, and the Company complies with applicable FDA laws and regulations for the export of its products and is in compliance with applicable foreign regulatory requirements and standards, in each case except to the extent that the failure to be in compliance with such regulations and standards would not have a Material Adverse Effect;
          (xxxi) Except as described in the Pricing Prospectus and the Prospectus, to the Company’s knowledge, there is no factual basis for any action, suit or other proceeding involving the Company or any of its material assets for any failure of the Company, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment, which would, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Prospectus and the Pricing Prospectus, none of the property owned or leased by the Company is, to the knowledge of the Company, contaminated with any waste or hazardous or toxic substances, and the Company may not be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.;
          (xxxii) No labor disturbance exists with the employees of the Company or is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. The Company has not violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which would, individually or in the aggregate, result in a Material Adverse Effect;
          (xxxiii) Except as disclosed in the Pricing Prospectus and the Prospectus, no customer of or supplier to the Company has ceased purchases or shipments of merchandise to the Company or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its purchases from sales to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect;
          (xxxiv) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of

1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
          (xxxv) No relationship, direct or indirect, exists between or among the Company and any director, officer or stockholder of the Company, or any member of his or her immediate family, or any customers or suppliers which is required to be described in the Registration Statement, Pricing Prospectus and the Prospectus that is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus. As of the date of the filing of the Registration Statement, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company;
          (xxxvi) To the knowledge of the Company, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus;
          (xxxvii) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
          (xxxviii) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened; and
          (xxxix)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (b) The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the First Closing Date, and agrees with, each of the Underwriters and the Company that:
          (i) Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company which is not set forth in the Pricing Prospectus or the Prospectus.
          (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
          (iii) The Selling Stockholder has, and on the First Closing Date, will have, valid marketable title to the Shares proposed to be sold by the Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights, subject to any interests created by the several Underwriters.
          (iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (v) The Registration Statement, the Pricing Prospectus and the Prospectus, up to the First Closing Date hereinafter defined, as the case may be, (A) such parts of the Registration Statement, the Pricing Prospectus and the Prospectus and any amendments or supplements thereto as relate to the Selling Stockholder contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (B) neither the Registration Statement, the Pricing Prospectus nor the Prospectus, nor any amendment or supplement thereto, as it relates to the Selling Stockholder, included or will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (A) nor (B) shall have any effect if information has been given by the Selling Stockholder to the Company and the Representative in writing which would eliminate or remedy any such untrue statement or omission. Notwithstanding any inference to the contrary, the preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement or Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder to the Company consists of the information relating to such Selling Stockholder that appears in the table under the caption “Selling Stockholder” in the Prospectus (the “Selling Stockholder Information”).
     2. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase a total of 1,500,000 Firm Shares from the Company and 2,579,795 Firm Shares from the Selling Shareholder, at the price per share (the "Purchase Price per Share”) set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 1,500,000 in the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to the Selling Stockholder shall be to purchase from the Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to 2,579,795 in the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price (the “Public Offering Price”) and the Purchase Price per Share shall be set forth in the Pricing Agreement.
     At 10:00 A.M., Chicago Time, on the third (fourth, if the pricing occurs after 4:30 p.m. Eastern time) business day after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company and the Custodian will deliver to you through the facilities of The Depository Trust Company (“DTC”) for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Selling Stockholder. Such time of delivery and payment is herein referred to as the “First Closing Date”. The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Selling Stockholder prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by you at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.
     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 611,969 Option Shares, at the Purchase Price per Share to be paid for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time within thirty (30) days after the date of the Pricing Agreement upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date”, shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three (3) nor later than ten (10) full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule I and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.
     You have advised the Company and the Selling Stockholder that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to issue receipts. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date (each, a “Date of Delivery”), as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.
     3. Upon authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as William Blair & Company, L.L.C. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to William Blair & Company, L.L.C., through the facilities of DTC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer, payable to the order of the Selling Stockholder in U.S. dollars in Federal (same day)

funds. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to each Date of Delivery (as defined above) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).
          (b) The documents to be delivered at each Date of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Vedder, Price, Kauffman & Kammholz P.C., 222 N. LaSalle Street, Chicago, Illinois 60601 (the “Closing Location”), and the Shares will be delivered as specified in subsection (a) above, all at each Date of Delivery. A meeting will be held telephonically from the Closing Location at 12:30 p.m., Chicago, Illinois time, on the business day next preceding each Date of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
     5. (a) The Company agrees with each of the Underwriters:
          (i) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Date of Delivery which shall be disapproved by you promptly after reasonable notice thereof (unless such amendment or supplement is necessary to comply with applicable laws, rules or regulations); prior to the last Date of Delivery, to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you a reasonable number of copies thereof; to timely file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to timely file all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;
          (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (iii) Prior to 10:00 a.m., Chicago Time, on the second business day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of each Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period in which the Prospectus is required by the Act to be delivered in connection with the sale of any Shares to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Underwriters may reasonably request of an amended or supplemented Prospectus, including with respect to any Underwriter, a Prospectus complying with Section 10(a)(3) of the Act;
          (iv) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
          (v) Prior to the last Date of Delivery not to take, directly or indirectly, any action which is designed to stabilize or manipulate or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

          (vi) To file with the Commission such information as may be required by Rule 463 under the Act;
          (vii) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
          (viii) During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock of the Company or any such substantially similar securities without the prior written consent of the Representative; provided, however, that (A) the Company may issue and sell the securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option, employee stock purchase, deferred compensation or 401(k) plans described in the Prospectus, as such plans are in effect on the date of this Agreement, and (C) the Company may issue Common Stock upon the exercise of stock options pursuant to any employee or director stock option plan and upon the exercise of warrants outstanding on the date of this Agreement; and the Company has obtained similar agreements from each of its officers and directors and certain other stockholders.
     (b) The Selling Stockholder agrees with each of the Underwriters:
          (i) Not to (and to cause its affiliates, partners or agents not to) take, directly or indirectly, any action which is designed to stabilize or manipulate or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;
          (ii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, except as provided hereunder, any Shares or securities convertible into or exchangeable or exercisable for Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangements that transfers, in whole or part, any of the economic consequences of ownership of Shares, whether any such aforementioned transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Selling Stockholder hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to the Selling Stockholder and agrees that any such notice properly delivered pursuant to Section 14, below, will be deemed to have been given to, and received by, the Selling Stockholder; the Selling Stockholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The restrictions imposed in this Section 5(b)(ii) shall not apply to: (i) transfers of Shares as a bona fide gift or gifts; or (ii) transfers of Shares to any immediate family member or to any trust, the beneficiaries of which are the transferor and/or his or her immediate family members (other than a disposition for value); provided, that in the case of the transactions described in (i) and (ii) above, each donee, distribute, transferee or recipient agrees to be bound in writing by the restrictions described in this Agreement prior to any such transfer. Any Shares received upon exercise of options granted to the Selling Shareholder will be subject to this Section 5(b)(ii).
     6. The Company represents and agrees that:
          (a) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
          (b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if reasonably requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.
     7. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing closing documents (including compilations thereof) and any supplements or amendments thereto; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state securities laws as provided in Section 5(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and
          (b) The Selling Stockholder covenants and agrees with the several Underwriters that the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder in excess of $10,000 (the Company will pay the fees and expenses of counsel for the Selling Stockholder up to $10,000) and (ii) all expenses, stamp duties, transfer taxes and other taxes and duties incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; and
          (c) The Company and the Selling Stockholder severally and not jointly covenant and agree with the several Underwriters that without the prior consent of the Underwriters, which shall not be unreasonably withheld, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (unless such Free Writing Prospectus is necessary to comply with applicable laws, rules and regulations); any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) or Schedule III(b) hereto.
     It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, capital gains, withholding and income taxes, stock transfer, stamp or other similar taxes on resale of any of the Shares by them, and any advertising and other expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Date of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company and (with respect to the first Date of Delivery only) of the Selling Stockholder herein are, at and as of each Date of Delivery, true and correct, the condition that the Company and (with respect to the first Date of Delivery only) the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (b) Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Underwriters, shall have furnished to you such opinion or opinions dated the Date of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
          (c) Cooley Godward Kronish LLP, counsel for the Company, shall have furnished to you their written opinions dated each Date of Delivery, to the effect set forth in Annex A hereto;
          (d) Brian Schar, internal intellectual property counsel for the Company, shall have furnished to you his written opinions dated each Date of Delivery, to the effect set forth in Annex B hereto;
          (e) Faegre & Benson LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion dated the first Date of Delivery, to the effect set forth in Annex C hereto;
          (f) In-house counsel for the selling stockholder shall have furnished to you his written opinion dated the first Date of Delivery, to the effect set forth in Annex D hereto;
          (g) (i) On the date of the Prospectus prior to the execution of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at the applicable Date of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, addressed to the Representative and in form and substance satisfactory to the Representative;
          (h) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect; and other than as set forth or contemplated in the Pricing Prospectus, or in the ordinary course of business pursuant to the

Company’s existing stock option plans and outstanding warrants, since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the share capital or long term debt of the Company (excluding the issuance of shares pursuant to the exercise of outstanding stock options or warrants) or any change in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company that would be reasonably likely to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described above, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;
          (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market; (ii)  suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market; (iii) a general moratorium on commercial banking activities in New York declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Date of Delivery on the terms and in the manner contemplated in the Prospectus;
          (j) The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses on the second Business Day next succeeding the date of this Agreement; and
          (k) The Company and (with respect to the first Date of Delivery only) the Selling Stockholder shall have furnished or caused to be furnished to you at the Date of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of the Date of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Date of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsection (a) of this Section, and as to such other matters as you may reasonably request.
          (l) If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.
     9. (a) The Company and the Selling Stockholder, severally and not jointly, each agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the 1933 Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Selling Stockholder, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Preliminary Prospectus, the Basic Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Pricing Prospectus or the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Pricing Prospectus to such person prior to the Applicable Time or failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act; and provided further to the extent any such payment is ultimately deemed to be improper, the persons receiving such payments shall promptly refund them. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholder may otherwise have.
     Without limiting the extent of the Company’s agreement to indemnify each Underwriter, as herein provided, the Selling Stockholder’s obligations under the indemnity agreements contained in paragraph (a) of this Section are further limited so that (i) it is not liable for any amount in excess of the net proceeds received by the Selling Stockholder from the sale of Shares by the Selling Stockholder and (ii) it is only liable for such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling

Stockholder furnished to the Company or the Underwriters by the Selling Stockholder in writing expressly for use in the Registration Statement or Pricing Prospectus, or any amendment or supplement thereof, or any Free Writing Prospectus hereunder.
          (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through William Blair & Company, L.L.C. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent it is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from those available to the indemnifying party, or the indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified parties shall have the right to select one counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. It is understood that the indemnifying party shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all indemnified parties not having actual or potential differing interests among themselves except to the extent that local counsel, in addition to the regular counsel to such indemnified parties, is required to effectively defend against such action or proceeding. Notwithstanding anything to the contrary contained herein, no indemnified party shall effect the settlement of any claim or action for which indemnity is sought hereunder without the prior written approval of the indemnifying party.
          (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion in the case of the Company or the Selling Stockholder, as the total price paid to the Company or the Selling Stockholder for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholder and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this

Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.
     Without limiting the extent of the Company’s or the Underwriters’ contribution obligations, as herein provided, the Selling Stockholder’s obligations under the contribution agreements contained in paragraph (d) of this section are further limited so that (i) it is not liable for any amount in excess of the net proceeds received by the Selling Stockholder from the sale of Shares by the Selling Stockholder and (ii) it is only liable for such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company or the Underwriters by the Selling Stockholder in writing expressly for use in the Registration Statement or Pricing Prospectus, or any amendment or supplement thereof, or any Free Writing Prospectus hereunder.
          (e) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Date of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone the Date of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made reasonably necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this

Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at the Date of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Date of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Date of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof and except, if for any reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by William Blair & Company, L.L.C. on your behalf; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement of the Selling Stockholder.
     14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Faegre & Benson LLP, counsel for the Selling Stockholder, at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder (and their successors and assigns) and, to the extent provided in Section 9 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     The obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of a partnership or corporation, or by the occurrence of any other event; if the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.
     16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Stockholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court located in Chicago, Illinois, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
     17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     21. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as principal and not agent or fiduciary of the Company or the Selling Stockholder, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company and the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any of the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Selling Stockholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.
     22. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof except for the agreements between the Company and the Selling Stockholder contained in the Amended and Restated Investor Rights Agreement, dated August 19, 2003, as amended, by and among the Company, the Selling Stockholder and certain other stockholders of the Company, and the agreements between the Company and the Selling Stockholder contained in the Registration Rights Agreement, dated November 6, 2006, as amended, by and between the Company and the Selling Stockholder.
     23. The Company, the Selling Stockholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the

Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Pages Follow]

Very truly yours,

CARDICA, INC.

By	/s/ Robert Y. Newell

Name: Robert Y. Newell
Title: Chief Financial Officer

GUIDANT INVESTMENT CORPORATION

By	/s/ Sam R. Leno

Name: Sam R. Leno
Title: Chief Financial Officer and Treasurer

Accepted as of the date hereof:
WILLIAM BLAIR & COMPANY, L.L.C.
     Allen & Company LLC
           Needham & Company, LLC
               Merriman Curhan Ford & Co.

By	/s/ Brian Scullion
Name: Brian Scullion

William Blair & Company, L.L.C.
On behalf of each of the Underwriters

SCHEDULE I

Total Number of
Firm Shares
Underwriter	to be Purchased
William Blair & Company, L.L.C.	2,243,888

Allen & Company LLC	815,959

Needham & Company, LLC	815,959

Merriman Curhan Ford & Co.	203,989

Total	4,079,795

II-1

SCHEDULE III
(a) Issuer Free Writing Prospectus
None.
(b) Underwriter Free Writing Prospectus
None.
(c) Pricing Information:
Price per Share to the public $8.50.
Number of Shares Sold: 4,079,795.

III-1

ANNEX A — OPINION OF COOLEY GODWARD KRONISH LLP
     1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, to operate its properties and conduct its business as described in the Prospectus and the Pricing Prospectus.
     2.     The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.
     3.     The Company Shares have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.
     4.     The Securities are duly listed and admitted and authorized for quotation on the Nasdaq Global Market.
     5.     The specimen certificate for the Securities filed as an exhibit to the Registration Statement is in due and proper form under Delaware Law.
     6.     The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Company Shares.
     7.     To our knowledge, there is (i) no action, suit or proceeding by or before any U.S. federal or California state court or other governmental agency, authority or body or any arbitrator pending or, to our knowledge, overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Prospectus or the Pricing Prospectus that is not disclosed in the Prospectus or the Pricing Prospectus as required by the 1933 Act and the rules thereunder and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the 1933 Act and the rules thereunder.
     8.     The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to our knowledge, are overtly threatened. Any required filing of the Prospectus and the Pricing Prospectus, and any supplement thereto, pursuant to Rule 424(b) or Rule 433 under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) or Rule 433, as applicable.
     9.     The Registration Statement, the Prospectus and the Pricing Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules thereunder. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus (other than the financial statements, related schedules and other financial and accounting data contained or referred to therein, as to which we express no opinion), when they became effective or were filed with the

Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
     10.     The Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
     11.     The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the Pricing Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     12.     No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus and the Pricing Prospectus, or under the bylaws, rules and regulations of FINRA.
     13.     The execution and delivery by the Company of the Agreement and the sale and issuance of the Company Shares and sale of the Securities pursuant to the Agreement will not result in a breach or violation of (i) the certificate of incorporation or bylaws of the Company, (ii) the terms of any Material Contract or (iii) to our knowledge, any statute, law, rule or regulation which, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree or award that has been entered against the Company.
     14.     To our knowledge, except as set forth in the Prospectus and the Pricing Prospectus, no holders of securities of the Company have rights to require the registration under the 1933 Act of resales of such securities.
     15.     The information in the Registration Statement under Item 15 insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the 1933 Act and the 1933 Rules and Regulations, in all material respects, such legal matters, agreements or documents.
****
In connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have participated in conferences with officers and representatives of the Company and with its certified public accountants, as well as with you and your counsel. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus. On the basis of the foregoing, no facts have come to our attention that have caused us to believe (I) that the Registration Statement, at the time it first became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (II) that the Pricing Disclosure Package, as of the Applicable Time and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (III) as of its date and as of the date hereof, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in the case of each of clause (I), (II) and (III), we express no comment with respect to the financial statements and schedules, related notes and other financial and statistical data derived therefrom contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

ANNEX B — OPINION OF BRIAN SCHAR, INTERNAL INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY
     1.     The statements included in the Registration Statement and the Pricing Disclosure Package under the headings “Risk Factors — Risks Related to Our Business — We may in the future be a party to patent litigation and administrative proceedings that could be costly and could interfere with our ability to sell our products,” “Risk Factors — Risks Related to Our Business — Intellectual property rights may not provide adequate protection, which may permit third parties to compete against us more effectively,” and “Business — Patents and Intellectual Property” (collectively, the Intellectual Property Statements”), insofar as such Intellectual Property Statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, present fairly the information stated therein.
     2.     To my knowledge, (i) except as described in the Registration Statement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company other than the Company’s patent and trademark prosecution cases, and (ii) except as described in the Registration Statement and the Pricing Disclosure Package, no such proceedings are threatened or contemplated by governmental authorities or others.
     3.     I do not know of any contracts or other documents relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company that are of a character required to be described in the Registration Statement or the Pricing Disclosure Package to be filed as an exhibit to the Registration Statement which have not been so described or filed as required.
***
In connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, I have participated in conferences with officers and other representatives of the Company. At such conferences, the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. On the basis of the foregoing, no facts have come to my attention that have caused me to believe (I) that the Registration Statement when such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (II) that the Pricing Disclosure Package, as of the Applicable Time and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (III) as of its date and as of the date hereof, the Prospectus (including the Exchange Act documents incorporated by reference therein) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in the case of each of clause (I), (II) and (III), I express no opinion with respect to the financial statements and schedules, related notes and other financial and statistical data derived therefrom contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

EXHIBIT A – PRICING AGREEMENT

CARDICA, INC.
PRICING AGREEMENT
November 8, 2007
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement dated November 8, 2007 (the “Underwriting Agreement”) relating to the sale by the Company and the Selling Stockholder and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., is acting as representative (the “Representative”), of the Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.
     Pursuant to Section 2 of the Underwriting Agreement, the Company and the Selling Stockholder agree with the Representative as follows:
     1. The initial public offering price per share for the Shares shall be $8.50.
     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $8.00, being an amount equal to the initial public offering price per share set forth above less $0.50 per share.

Very truly yours,

CARDICA, INC.

By	/s/ Robert Y. Newell
Name: Robert Y. Newell
Title: Chief Financial Officer

GUIDANT INVESTMENT CORPORATION

By	/s/ Sam R. Leno

Name: Sam R. Leno
Title: Chief Financial Officer and Treasurer

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Accepted as of the date hereof:
WILLIAM BLAIR & COMPANY, L.L.C.
On behalf of each of the Underwriters

By	/s/ Brian Scullion
Name: Brian Scullion

William Blair & Company, L.L.C.
On behalf of each of the Underwriters

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